UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2012

Cyalume Technologies Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 Windsor Street, West Springfield, Massachusetts	01089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(413) 858-2500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2012, Cyalume Technologies Holdings, Inc. (the “Company”) and its U.S.-based subsidiaries entered into the Third Amendment (the “Senior Loan Amendment”) to its Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 29, 2010 (as previously amended, the “Original Credit Agreement”) with TD Bank, N.A., as administrative agent and as lender thereunder. All closing conditions were completed, and the Senior Loan Amendment was effective, on December 28, 2012. The Senior Loan Amendment, among other things:

•	Extends the maturity date of the revolving line of credit to December 19, 2013; and
•	Adjusts the computation of the coverage ratios and leverage ratio, and amends certain other financial covenants, contained in the Original Credit Agreement.

Also on December 20, 2012, the Company and its U.S.-based subsidiaries entered into the Third Amendment (the “Subordinated Loan Amendment”) to its Subordinated Loan Agreement dated as of July 29, 2010 (as previously amended, the “Subordinated Loan Agreement”) with Granite Creek Flexcap I, L.P. and Patriot Capital II, L.P., as the subordinated lenders thereunder, and Granite Creek Partners Agent, L.L.C, as agent thereunder. All closing conditions were completed, and the Subordinated Loan Amendment was effective, on December 28, 2012. The Subordinated Loan Amendment, among other things:

•	Adjusts the computation of the coverage ratios and leverage ratio, and amends certain other financial covenants, contained in the Subordinated Loan Agreement.

The foregoing descriptions of the terms of the Senior Loan Amendment and the Subordinated Loan Amendment are not complete and are qualified in their entirety by reference to the Senior Loan Amendment and the Subordinated Loan Amendment, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Revolving Credit and Term Loan Agreement.
10.2	Third Amendment to Subordinated Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyalume Technologies Holdings, Inc.

December 31, 2012	By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Revolving Credit and Term Loan Agreement.
10.2	Third Amendment to Subordinated Loan Agreement.